UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

February 17, 2009
Date of Report (Date of earliest event reported)

QUAKER CHEMICAL CORPORATION
(Exact name of Registrant as specified in its charter)

Commission File Number 001-12019

PENNSYLVANIA	No. 23-0993790
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Quaker Park
901 Hector Street
Conshohocken, Pennsylvania  19428
(Address of principal executive offices)
(Zip Code)

(610) 832-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Third Amendment to Syndicated Multicurrency Credit Facility

On February 17, 2009, Quaker Chemical Corporation (the “Company”) and our wholly owned subsidiaries, Quaker Chemical Corporation (a Delaware corporation), Epmar Corporation, Quaker Chemical Europe B.V. and Quaker Chemical B.V., entered into a third amendment to our syndicated multicurrency credit agreement with Bank of America, N.A., as administrative agent, swing line lender and letter of credit issuer, and certain other financial institutions as lenders.

The amendment makes certain adjustments to the definition of Consolidated EBITDA, which is used in the calculation of our financial covenants.  As amended, the Company is permitted additional add-backs to Consolidated Net Income (as defined in the credit agreement), including (i) certain non-cash compensation expenses, (ii) certain restructuring charges relating to cost savings initiatives such as those undertaken in fiscal years 2008 and 2009, and (iii) certain chief executive officer transition costs that have been or will be incurred in fiscal years 2008, 2009 and 2010.  The amendment also increases the maximum permitted consolidated leverage ratio from 3.50 to 1.00 to 4.00 to 1.00 for the fiscal quarters ending June 30, 2009 and September 30, 2009, and from 3.50 to 1.00 to 3.75 to 1.00 for the fiscal quarters ending December 31, 2009 and March 31, 2010.  On a pro-forma basis, the estimated consolidated leverage ratio as of December 31, 2008 is approximately 2.2.

In addition, the amendment adjusts the business covenant permitting us to make certain acquisitions and investments to allow us to enter into those transactions so long as, among other things, the sum of the aggregate purchase price and the aggregate amount of all such acquisitions and investments does not exceed (i) $75 million in the aggregate in total consideration incurred in any fiscal year and (ii) $50 million in the aggregate in cash consideration paid in any year.

After giving effect to the amendment, the Company will be paying a spread over LIBOR of 2.25% to 2.75%, with an initial spread of 2.5%.  We continue to be subject to the business and financial covenants in our credit facility which include an interest coverage test in addition to the leverage test described above.

Lastly, we amended two tax-exempt loan facilities ($10 million and $5 million, respectively) to make them consistent with the loan covenant changes described above in exchange for interest rate increases on both such facilities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUAKER CHEMICAL CORPORATION Registrant
Date: February 20, 2009	By:	/s/ Mark A. Featherstone
Mark A. Featherstone Vice President and Chief Financial Officer